                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors of ING Insurance Company of America (formerly Aetna Insurance Company of America) and
Policy Holders of Variable Life Account C:

We consent to the use of our report dated February 16, 2001, relating to the statement of changes in net assets of Variable Annuity Account C for the year ending December 31, 2000 and our report dated March 27, 2001, relating to the consolidated balance sheet as of December 31, 2000 and the consolidated statements of income, changes in shareholders' equity, and cash flows for the one month ended December 31, 2000, the eleven months ended November 30, 2000 and the year ended December 31, 1999 of ING Insurance Company of America (formerly Aetna Insurance Company of America), which are included in this Post-Effective Amendment No.3 to Registration Statement (File No. 333-89953) on Form S-6.

We also consent to the reference to our firm under the heading, "Independent Auditors" in the Additional Information.

                                                                    /s/ KPMG LLP

Hartford, Connecticut
April 17, 2002